Exhibit 99.1

Veritone Announces the Divestiture of its Media Agency for up to $104 Million

Divestiture Focuses and Accelerates Strategy as a Leading Enterprise AI Software, Applications, and Services Provider

Advances Strategic Priorities to Deleverage and Optimize Balance Sheet, with a More Efficient Operating Cost Structure

Veritone Exits from the Divestiture with Over 3,000 Enterprise AI & Software Customers, across both Commercial & Public Sectors

DENVER — (BUSINESS WIRE) — Veritone, Inc. (NASDAQ: VERI) (“Veritone” or the “Company”), a leader in building human-centered enterprise AI solutions, today announced that it has sold its media agency, Veritone One, LLC, to Insignia Capital Group (“Insignia”).

Total consideration from the divestiture is up to $104.0 million, subject to customary purchase price adjustments and including up to $18.0 million in cash subject to an earn-out based on Veritone One’s achievement of certain net revenue targets during calendar year 2025. Net proceeds will be used to retire a significant portion of Veritone’s term debt and to fund future operations. The transaction significantly strengthens Veritone’s balance sheet and liquidity, allowing Veritone to concentrate on accelerating the growth of its enterprise AI software and solutions, powered by its proprietary aiWARE platform. This strategic focus is designed to enhance long-term shareholder value and position Veritone for sustained success in the AI sector.

“Divesting our legacy media agency is a transformative and material move in Veritone’s mission to accelerate growth and sharpen our focus on enterprise AI. When appointed as CEO, our goal was clear—streamline operations, bolster our financials, and zero in on what we do best: AI software and services. Now, as we near the close of fiscal 2024, we’re in a prime position to capitalize on the booming demand for AI and leverage the strength of Veritone’s aiWARE platform, applications, and solutions. This divestiture isn’t just another step—it’s the inflection point that unlocks material value for our shareholders and solidifies our leadership in delivering cutting-edge AI at scale. I couldn’t be more excited about where we’re headed,” said Ryan Steelberg, CEO & President of Veritone.

Steelberg continued, “Today marks a pivotal moment for Veritone, reshaping our trajectory and positioning us for the next stage of growth. By leveraging our leading AI technology, industry expertise, and unique insights platforms, Veritone One grew into a leading performance audio and influencer agency in North America. We are pleased that this divestiture allows Veritone One to focus on its core advertising strengths within audio and video and to continue its growth and industry leadership under Insignia’s new ownership. Now, with this divestiture wrapped up, Veritone is all-in on our enterprise AI platform and applications, serving both Commercial and Public Sectors. We’re hitting this focus in stride and with scale, servicing thousands of customers already, and we’re just getting started. The momentum we’ve built, paired with the capital infusion and deleveraging from this deal, puts us in a great position to accelerate growth and unlock the full potential of our AI business.”

In addition to acquiring Veritone One, Insignia Capital Group simultaneously acquired Oxford Road, another leading audio advertising agency. The two entities will operate independently in the near-term but will leverage their combined scale, technology, analytics platform and industry expertise to deliver unparalleled performance for their clients.

Canaccord Genuity served as the financial advisor and Cooley LLP served as legal counsel to Veritone for the Veritone One transaction.

About Veritone

Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the commercial and public sectors, Veritone’s software and services empower individuals at the world’s largest and most recognizable institutions and brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of cognitive and generative AI models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere.

To learn more, visit Veritone.com.

Safe Harbor Statement

This press release contains forward-looking statements, including without limitation, statements regarding Veritone’s ability to realize the anticipated benefits of the divestiture transaction, including improvement of Veritone’s balance sheet and overall liquidity, Veritone’s payoff of a significant portion of its term debt, Veritone’s ability to advance and grow its enterprise aiWare platform, Veritone’s ability to drive long-term shareholder value, and Veritone’s ability to accelerate profitable growth. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based on management’s current assumptions, expectations, beliefs, and information. As such, Veritone’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors and risks. Certain of these factors and risks are discussed in more detail in Veritone’s most recently-filed Annual Report on Form 10-K, Veritone’s most recently-filed Quarterly Report on Form 10-Q, and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Veritone or any other person that Veritone’s objectives or plans will be achieved. The forward-looking statements contained herein reflect Veritone’s beliefs, estimates, and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Contacts

Company:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency:

Cate Goldsmith

Prosek Partners

914-815-7678

cgoldsmith@prosek.com

Source: Veritone